UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2015

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this item is included under Item 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On May 27, 2015, we signed a subscription agreement to sell 500,000 shares of our company’s common stock at a price of $0.20 per share of common stock for gross proceeds of $100,000. We issued the securities to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 29, 2015, we entered into a debt settlement acknowledgement and subscription agreement with one individual whereby we settled a debt in the amount of $74,062.33 that had been outstanding for almost 4 years by the issuance of 462,890 shares of our common stock at a deemed price per share of $0.16. We paid no interest on the debt outstanding. We issued the shares to one US person pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

For the full text of the agreements, please see Exhibit 10.1 and 10.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Private Placement Subscription Agreement

10.2	Shares for Debt Acknowledgement and Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By: /s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
Treasurer and Chief Financial Officer

Dated: June 1, 2015